UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

_________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

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Xenetic Biosciences, Inc.

(Exact name of registrant as specified in charter)

Nevada	001-37937	45-2952962
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

40 Speen Street, Suite 102
Framingham, Massachusetts	01701
(Address of principal executive offices)	(Zip Code)

(781) 778-7720

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	XBIO	The NASDAQ Stock Market LLC

Purchase Warrants	XBIOW	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).          Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 15, 2020, Xenetic Biosciences, Inc. (the “Company”) and Scripps Research entered into a Research Funding and Option Agreement (the “Agreement”), pursuant to which the Company has agreed to provide Scripps Research an aggregate of up to $3.0 million to fund research relating to advancing the pre-clinical development of XCART™, the Company’s personalized Chimeric Antigen Receptor T-Cell technology. The research funding is payable by the Company to Scripps Research on a quarterly basis in accordance with a negotiated budget, which provides for an initial payment of approximately $300,000 on the date of the Agreement and subsequent quarterly payments of approximately $300,000 over a 27-month period. Under the Agreement, Scripps Research has granted the Company a license within the Field (as defined in the Agreement) to any Patent Rights or Technology (as defined in the Agreement) under the terms of that certain license agreement with Scripps Research, dated February 25, 2019, assigned to the Company on March 1, 2019. Additionally, the Company has the option to acquire a worldwide exclusive license to Scripps Research’s rights in the Technology or Patent Rights not already licensed to the Company, as well as a non-exclusive, royalty-free, non-transferrable license to make and use Scripps Research Technology (as defined in the Agreement) solely for the Company’s internal research purposes during the performance of the research program contemplated by the Agreement.

Unless earlier terminated, the term of the Agreement continues from the date of the Agreement for three years. The Agreement may be terminated by the Company with 30 days advance written notice to Scripps Research or by Scripps Research if the Company fails to make timely payments due under the Agreement, subject to 30 days’ written notice to cure such nonpayment. The Agreement may further be terminated by either party in the event of the other party’s uncured failure to perform any obligations under the Agreement or the bankruptcy of the other party.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which the Company intends to file with the Securities and Exchange Commission as an exhibit to its next Quarterly Report on Form 10-Q.

Item 7.01	Regulation FD Disclosure.

On May 19, 2020, the Company issued a press release announcing that it has entered into the Agreement, a copy of which is attached hereto as Exhibit 99.1.

The press release attached to this report as Exhibit 99.1 is furnished pursuant to this Item 7.01 and shall not be deemed filed in this or any other filing of the Company under the Securities Exchange Act of 1934, as amended, unless expressly incorporated by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

 (d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated May 19, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENETIC BIOSCIENCES, INC.

By: /s/ James Parslow
Date: May 19, 2020	Name: James Parslow
Title: Chief Financial Officer

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